CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



         We have issued our report dated January 15, 2004, accompanying the consolidated financial statements of Parke Bank and Subsidiary as contained in the Registration Statement of Parke Bancorp, Inc. on Form S-4 to be filed with the Securities and Exchange. We consent to the use of the aforementioned report in the Registration Statement of Parke Bancorp, Inc. and in the proxy statement of Parke Bank and to the use of our name as it appears under the caption "Experts."





                                                     /s/McGladrey & Pullen, LLP



Blue Bell, Pennsylvania
January 28, 2005